SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): 9-19-01

AMERON INTERNATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    1-9102                      77-0100596
----------------------------       ------------              -------------------
(STATE OR OTHER JURISDICTION       (COMMISSION                (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)

245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (626) 683-4000

ITEM 5. OTHER EVENTS.

THE COMPANY ISSUED A NEWS RELEASE ON SEPTEMBER 19, 2001 IN THE FORM ATTACHED
AS EXHIBIT 99.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

AMERON INTERNATIONAL CORPORATION

DATE: September 21, 2001                 BY:
                                             -----------------------------------
                                             JAVIER SOLIS
                                             SENIOR VICE PRESIDENT AND SECRETARY

                                  EXHIBIT LIST

EXHIBIT NO.       DESCRIPTION
-----------       -----------

99                News Release dated September 19, 2001.

EXHIBIT 99

N E W S R E L E A S E

September 19, 2001

CONTACTS:
James S. Marlen, Chairman, President and Chief Executive Officer Gary Wagner, Senior Vice President, Chief Financial Officer Telephone: 626-683-4000

AMERON REPORTS HIGHER THIRD-QUARTER RESULTS

PASADENA, Calif. Ameron International Corporation (NYSE:AMN) today reported earnings of $2.09 per diluted share and sales of $144.9 million for the third quarter ended August 31, 2001.  During the same period in 2000, earnings totaled $2.02 per share on sales of $133.1 million.

Earnings for the nine months ended August 31, 2001 totaled $4.30 per share on sales of $410.1 million, compared to $3.81 per share on sales of $394.6 million during the first three quarters of 2000.

James S. Marlen, Ameron's Chairman, President and Chief Executive Officer, commented, "Overall, Ameron exceeded prior year results because of the outstanding performance of consolidated operations, led by the Water Transmission Group. The higher reported results were achieved despite lower equity income from joint venture companies, including TAMCO, our steel mini-mill venture in California."

Water Transmission's profits increased substantially on higher sales as demand for water piping in Ameron's markets in the Western U.S. remained strong.  As previously reported, Water Transmission's backlog increased earlier in 2001, and sales are expected to remain robust throughout the rest of 2001.

Fiberglass-Composite Pipe's profits declined on higher sales during the third quarter.  While increased sales of oil-field piping were offset by lower sales to industrial markets, total fiberglass pipe sales grew because of shipments of large-diameter fiberglass pipe for a water project in California. Profits were lower because of uneven plant utilization associated with declining sales of industrial piping.

Performance Coatings & Finishes had slightly higher sales and higher profits than in the third quarter of 2000. While much of the improvement came from the U.S. business, operations in Europe and Australasia also improved.  The increased profits came primarily from higher margins and lower selling, general and administrative costs due to cost reduction programs implemented during the past year.

The Infrastructure Products Group had higher sales but lower profits during the third quarter of  2001, compared to the third quarter of 2000.  Profits were lower because of start-up costs of the new concrete pole plant in Alabama. The new pole plant, which began operating in May, is expected to enable Ameron to serve the large Southeastern U.S. market.

James Marlen continued, "We are pleased with Ameron's performance during the third quarter. TAMCO continued to suffer from higher energy costs and increased competition; however, in the aggregate, operations met expectations."

Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines; high-performance coatings and finishes for the protection of metals and structures; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S., Saudi Arabia, Kuwait, Egypt and Mexico.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: ANY STATEMENTS IN THIS REPORT THAT REFER TO AMERON'S ESTIMATED OR ANTICIPATED FUTURE RESULTS ARE FORWARD-LOOKING AND REFLECT THE COMPANY'S CURRENT ANALYSIS OF EXISTING TRENDS AND INFORMATION. ACTUAL RESULTS MAY DIFFER FROM CURRENT EXPECTATIONS BASED ON A NUMBER OF FACTORS AFFECTING AMERON'S BUSINESSES, INCLUDING COMPETITIVE CONDITIONS AND CHANGING MARKET SITUATIONS. MATTERS AFFECTING THE ECONOMY GENERALLY, INCLUDING THE STATE OF ECONOMIES WORLDWIDE, CAN AFFECT AMERON'S RESULTS. FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT ONLY AS OF THE DATE OF THIS REPORT. SINCE ACTUAL RESULTS COULD DIFFER MATERIALLY, THE READER IS CAUTIONED NOT TO RELY ON THESE FORWARD-LOOKING STATEMENTS. MOREOVER, AMERON DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

Ameron International Corporation
Consolidated Statements of Income
Third Quarter Ended August 31,
(In thousands, except per share data)

(Unaudited)

                                                  2001            2000
                                               ---------       ---------
Sales                                          $ 144,864       $ 133,094
Cost of Sales                                   (108,354)       (100,280)
                                               ---------       ---------
Gross Profit                                      36,510          32,814

Selling, General and Administrative Expenses     (23,906)        (25,774)
Royalty, Equity and Other Income                   1,504           6,515
                                               ---------       ---------
Income before Interest and Income Taxes           14,108          13,555

Interest Expense, Net                             (2,484)         (2,914)
                                               ---------       ---------
Income before Income Taxes                        11,624          10,641
Provision for Income Taxes                        (3,254)         (2,660)
                                               ---------       ---------
Net Income                                     $   8,370       $   7,981
                                               =========       =========

Net Income Per Diluted Share                   $    2.09       $    2.02
                                               =========       =========

Cash Dividends Paid Per Share                  $     .32       $     .32
                                               =========       =========

Ameron International Corporation
Consolidated Statements of Income
Nine Months Ended August 31,
(In thousands, except per share data)

(Unaudited)

                                                  2001            2000
                                               ---------       ---------
Sales                                          $ 410,139       $ 394,630
Cost of Sales                                   (308,964)       (296,567)
                                               ---------       ---------
Gross Profit                                     101,175          98,063

Selling, General and Administrative Expenses     (77,347)        (84,668)
Royalty, Equity and Other Income                   8,188          15,768
                                               ---------       ---------
Income before Interest and Income Taxes           32,016          29,163

Interest Expense, Net                             (8,372)         (9,002)
                                               ---------       ---------
Income before Income Taxes                        23,644          20,161
Provision for Income Taxes                        (6,620)         (5,040)
                                               ---------       ---------
Net Income                                     $  17,024       $  15,121
                                               =========       =========

Net Income Per Diluted Share                   $    4.30       $    3.81
                                               =========       =========

Cash Dividends Paid Per Share                  $     .96       $     .96
                                               =========       =========

Ameron International Corporation
Condensed Consolidated Statements of Cash Flows
Nine Months Ended August 31,
(In thousands)

(Unaudited)

                                                  2001            2000
                                               ---------       ---------
Operating Activities
  Net Income                                   $  17,024       $  15,121
  Adjustments to Reconcile Net Income
    to Net Cash from by Operations                18,272          17,525
  Changes in Operating Assets
    and Liabilities                              (26,109)        (28,023)
                                               ---------       ---------
Net Cash Provided by Operations                    9,187           4,623

Investing Activities
  Proceeds from Sale of Assets                       830             309
  Additions to Property, Plant
    and Equipment                                (15,593)        (13,479)
                                               ---------       ---------
Net Cash Used in Investing Activities            (14,763)        (13,170)

Financing Activities
  Short and Long-Term Borrowings, Net              8,682          14,896
  Dividends on Common Stock                       (3,716)         (3,811)
  Issuance of Common Stock                           130               -
  Change in Treasury Stock                            13          (2,885)
                                               ---------       ---------
Net Cash Provided By Financing Activities          5,109           8,200

Effect of Exchange Rate Changes on
  Cash and Cash Equivalents                          149            (632)
                                               ---------       ---------
Net Change in Cash and Cash Equivalents        $    (318)       $   (979)
                                               =========       =========

Ameron International Corporation
Consolidated Balance Sheets
(In thousands)

                                                August 31,
                                                  2001         November 30,
                                               (Unaudited)         2000
                                                ---------       ---------
ASSETS
Current Assets
  Cash and Cash Equivalents                    $  11,196       $  11,514
  Receivables, Net                               139,872         139,961
  Inventories                                     93,055          82,470
  Other Current Assets                            31,289          30,025
                                                ---------       ---------
    Total Current Assets                         275,412         263,970
Investments and Advances -
  Joint Ventures                                  22,407          21,773
Property, Plant and Equipment, Net               147,728         145,196
Other Assets                                      53,204          47,510
                                                ---------       ---------
  Total Assets                                 $ 498,751       $ 478,449
                                                =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-Term Borrowings                        $   4,428       $   5,001
  Current Portion of Long-Term Debt                8,736           8,848
  Trade Payables                                  41,554          41,127
  Accrued Liabilities                             51,121          58,265
  Income Taxes Payable                             9,629          15,103
                                                ---------       ---------
    Total Current Liabilities                    115,468         128,344
Long-Term Debt, Less Current Portion             150,278         140,718
Other Long-Term Liabilities                       33,470          26,957
                                                ---------       ---------
  Total Liabilities                              299,216         296,019
Stockholders' Equity
  Common Stock                                    13,017          13,007
  Additional Paid-In Capital                      19,428          17,857
  Retained Earnings                              237,928         224,620
  Accumulated Other Comprehensive Loss           (22,179)        (24,382)
  Treasury Stock                                 (48,659)        (48,672)
                                                ---------       ---------
    Total Stockholders' Equity                   199,535         182,430
                                                ---------       ---------
  Total Liabilities and Stockholders' Equity   $ 498,751       $ 478,449
                                                =========       =========